DAVIDSON & COMPANY	Chartered Accountants	A Partnership of Incorporated Professionals

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Form 8-K of PMI Ventures Ltd. of our report dated February 19, 2003 and to the reference of us under the heading "Experts" in this Form 8-K.

"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants

October 8, 2003

A Member of SC INTERNATIONAL
1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172